SECURITIES AND EXCHANGE COMMISSION

Washington D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2004

Date of Report (Date of earliest event reported)

JLM INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22687	06-1163710

(Commission file number)	(IRS employer identification number)

8675 Hidden River Parkway, Tampa, FL 33637

(Address of principal executive offices)

(813) 632-3300

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     JLM Industries, Inc. has announced the approval of a “going private” merger transaction in which stockholders of the company accepted an offer of $1.40 in cash for each outstanding share of JLM Industries, Inc. common stock they own.

     A copy of the press release issued on March 18, 2004 announcing the approval of the merger is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements And Exhibits.

     (c) Exhibits

     99.1 Press Release dated March 18, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JLM INDUSTRIES, INC. (Registrant)
	By:	/s/ Michael Molina
Michael Molina
Dated: March 18, 2004		Vice President and Chief Financial Officer

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